UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2011

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	90-0416683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7400 Paseo Padre Parkway Fremont, CA 94555	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 30, 2011, WaferGen Bio-systems, Inc. (the “Company”) entered into an omnibus amendment (the “Omnibus Amendment”) to the convertible promissory notes (the “Notes”), dated May 27, 2011, in the aggregate face value of $15.275 million, issued to certain investors (the “Investors”) in a private placement.  In addition, the Company entered into a letter agreement (the “Termination Letter”) terminating the agreement (the “Cure Amount Side Letter Agreement”), dated May 27, 2011, between the Company, the Company’s directors and the Investors.  The Investors included, among others, (a) funds managed by Great Point Partners, LLC (“Great Point”), (b) funds managed by Deerfield Management, (c) a fund managed by Merlin Nexus, (d) Robert Coradini and Joel Kanter (and an affiliated entity), both directors of the Company, and  (e) The Shivji Family Trust, which is affiliated with Alnoor Shivji, the Company’s Chief Executive Officer, President and Chairman of the Board.

The Omnibus Amendment eliminated a section of the Notes that provided that in the event the Note holders were required, pursuant to the Cure Amount Side Letter, to convert their Notes into Series A-2 Convertible Preferred Stock of the Company in order to meet equity requirements to apply for, or maintain a listing on, a recognized exchange, the Notes, which may be converted at any time at the election of a holder into Series A-2 Preferred at a conversion price of $5.70 per share, could be converted at a lower price per share based on the trailing five-day weighted average market price of the Company’s common stock as of the last completed trading day immediately preceding the date of conversion, such that the Notes would be convertible into a higher number of shares of Series A-2 Convertible Preferred Stock.

The foregoing summary of the terms of the Omnibus Amendment, the Notes and the Termination Letter do not purport to be complete and are qualified in their entirety by the Omnibus Amendment, the Notes and the Termination Letter.  The Omnibus Amendment is attached hereto as Exhibit 10.1, the form of Note is attached hereto as Exhibit 10.2 and the Termination Letter is attached hereto as Exhibit 10.3, and all of such Exhibits are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
10.1	Omnibus Amendment No. 1 to Convertible Promissory Notes, dated as of September 30, 2011, by and among WaferGen Bio-systems, Inc. and the investors signatory thereto

10.2	Form of Note*

10.3	Termination Letter, dated as of September 30, 2011, by and among WaferGen Bio-systems, Inc. and the parties signatory thereto

*Incorporated by reference to the Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: October 6, 2011	By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer

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